Exhibit 10.1

Contribution and Exchange Agreement

Dated      November 2020

[                    ]

(the Contributor)

Arrival Group

(the Issuer)

Ref: L-301355

This Agreement is made on      November 2020 by and between:

(1)	[ ], a company incorporated in [ ] and whose registered office is at [ ], with registration number [ ] a;

(the “Contributor”); and

(2)

Arrival Group, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B248209;

(the “Issuer”)

In the presence of

(3)

Arrival S.à r.l., a société à responsabilité limitée governed by the laws of the Grand Duchy of Luxembourg, with registered office at 1, rue Peternelchen, L-2370 Howald, Grand Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies under number B200789;

(the “Company”).

The Contributor and the Issuer are collectively referred to as the “Parties” and individually as a “Party”.

Whereas:

(A)	The Contributor holds shares in the share capital of the Company (the “Contributed Shares”) as indicated in the table annexed as Schedule 1 to this Agreement.

(B)

On the terms of a business combination agreement dated on or around the date of this Agreement and entered into by and between, inter alios, the Company and the Issuer (the “BCA”), a copy of which is attached as Schedule 2 to this Agreement, it is proposed that (i) all the shareholders of the Company holding preferred A convertible preference shares (the “Company Preferred Shareholders”) contribute all of their shares in kind to the Issuer in exchange for new ordinary shares to be issued by the Issuer (the “Preferred Shares Exchange”) and (ii) all the shareholders of the Company holding ordinary shares contribute all of their shares in kind to the Issuer in exchange for new ordinary shares to be issued by the Issuer (the “Ordinary Shares Exchange”).

(C)

The Contributor has agreed, subject to the Condition (as defined in section 2 of this Agreement), to contribute the Contributed Shares to the Issuer against new ordinary shares to be issued by the Issuer in the numbers and proportions as set out in the Schedule 3 (the “Issued Shares”), with effect at 12:01 a.m. New York time on the third (3rd) Business Day (as defined in the BCA) following the completion of the Condition (the “Preferred Share Effective Time”). The Issued Shares shall be issued for a total amount including a share premium as indicated in the Schedule 3.

(D)

The Contributor has agreed to pay for the Issued Shares by way of a contribution in kind which consists of the Contributed Shares (the “Contribution”). The Contribution includes all the rights, commitments and obligations, known or unknown, which can or could be attached thereto in any manner whatsoever.

(E)

It is contemplated that the Contributor, the Company and the Issuer, inter alios, enter into an English law governed Supplemental Deed (the “Supplemental SHA”) to the Second Amended and Restated Shareholders’ Agreement of the Company, dated as of October 12,

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2020, as may be further amended and restated from time to time (the “SHA”) pursuant to which, inter alia, the Contributor and the Company: (i) acknowledge the Preferred Shares Exchange and (ii) the Contributor is deemed to remain as a Preferred A Shareholder (as defined under the SHA) for purposes of its rights and obligations under the SHA. It is further contemplated that the Issuer adhere to the SHA upon completion of the Preferred Shares Exchange.

It is agreed as follows:

1	Consent

The Contributor irrevocably consents to the Preferred Shares Exchange and the Ordinary Shares Exchange and all the transactions contemplated under the BCA and the Transaction Documents (as defined in the BCA) to which the Contributor is a party.

2	Condition to the Contribution and Issuance of the Issued Shares

The obligations of the Parties under clauses 3 and 4 of this Agreement are subject to the prior issuance by a Luxembourg independent statutory auditor (réviseur d’entreprises agréé) engaged by the Issuer, at or before the Preferred Share Effective Time, of a report on the contributions in kind relating the Preferred Shares Exchange prepared in accordance with article 420-10 of the Luxembourg law on commercial companies dated 10 August 1915, as amended (the “Condition”).

The Parties acknowledge that Preferred Shares Exchange shall occur on the Preferred Share Effective Time for all Company Preferred Shareholders simultaneously and the Issuer, endeavours, and commits on a best efforts basis, to have the Condition fulfilled to allow for the Contribution to occur as soon as possible on or after 1 January 2021.

3	Contribution and Issuance of Issued Shares

3.1	On the Preferred Share Effective Time and subject to the Condition:

(i)	the Contribution shall be contributed to the Issuer;

(ii)	the Contribution shall be contributed in full and complete satisfaction of the issue and allotment to the Contributor of the Issued Shares by the Issuer;

(iii)	the Issued Shares shall be issued by the Issuer and allotted to the Contributor;

(iv)	the Issued Shares shall be issued and allotted in full and complete satisfaction of the Contribution;

(v)	the Issued Shares shall be issued and allotted to the Contributor as fully paid shares; and

(vi)	the Issuer shall register the Issued Shares in the name of the Contributor in the Issuer’s share register as at the date of issue.

3.2

The Contributor represents and warrants that it is the sole lawful owner of the Contribution and that these items are free of any lien, encumbrance, pre-emption rights or other similar rights and is freely transferable and/or assignable to the Issuer and not subject to any third party rights and that any and all necessary consents for transfer that may be required under (i) any shareholder agreement existing between the Contributor and any other shareholders of the Company or (ii) articles of association of the Company has been complied with or waived.

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3.3	The Contributor represents and warrants that the Contribution will not:

3.3.1	conflict with or violate its organizational or governance documents; or

3.3.2	conflict with or violate any Law (as defined in the BCA) applicable to the Contributor;

3.4

The Contributor represents and warrants that there is no Action (as defined in the BCA) pending or threatened in writing against the Contributor or any property or asset of the Contributor that would prevent, materially delay or materially impede the performance by the Contributor of its obligations under this Agreement.

3.5

The Contributor represents and warrants that no broker, finder, or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Contribution based upon arrangements made by or on behalf of the Contributor.

3.6(1)

The Contributor agrees, notwithstanding any rights or privileges the Contributor may have regarding the ability to Transfer (as defined below) any of the Contributed Shares pursuant to applicable Law (as defined in the BCA), the Company Organizational Documents (as defined in the BCA) or the SHA, not to Transfer any of the Contributed Shares before the earlier of the implementation of the Preferred Shares Exchange or termination of the BCA in accordance with its terms, which termination, as the case may be, shall be confirmed by the Company to the Issuer and Contributor at the latest five (5) calendar days following such termination[; provided that nothing herein shall prohibit a Transfer to an Affiliate that agrees in writing to assume all of the obligations under, and be bound by all of the terms of, this Agreement]. A Transfer or attempted Transfer of any Contributed Shares in breach of this clause 3.6 shall be null and void and have no effect towards the Company, and the Company shall refuse to record in the shareholders’ registry of the Company any Transfer or other transaction made on such Contributed Shares and to recognize in that case any right to third parties in or against the Company. For purposes of this clause 3.6, [(A)] the “Transfer” of any Contributed Share shall mean the transfer of either or both of the legal and beneficial ownership in such Contributed Share, and/or the grant of an option or right to acquire either or both of the legal and beneficial ownership in such Contributed Share, and shall include: (i) any direction (by way of renunciation or otherwise) by a person entitled to an allotment or issue of any Contributed Share, that such Contributed Share be allotted or issued to some other person; (ii) any sale or other disposition of any legal or equitable interest in a Contributed Share (including any attached voting right) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; (iii) any grant or creation of a Lien (as defined in the BCA) over any Contributed Share; and (iv) any agreement, whether or not subject to any conditions, to do any of the foregoing [and (B) “Affiliate” shall mean each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Contributor; with “control” (including with correlative meanings, “controlled by” and “under common control with”) meaning possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement)].

3.7(2)

The Contributor further agrees not to Transfer any of the Issued Shares before the earlier of the implementation or termination of the BCA in accordance with its terms (subject also to any lock arrangement that the Contributor may have entered into)[; provided that nothing herein shall prohibit a Transfer to an Affiliate that agrees in writing to assume all of the obligations under, and be bound by all of the terms of, this Agreement]. A Transfer or attempted Transfer of any Issued Shares in breach of this clause 3.7 shall be null and void and have no effect towards the Issuer or any the Contributor’s obligations hereunder (including the Contributor’s obligations pursuant to article 4), and the Issuer shall refuse to record in the shareholders’ registry of the Issuer any Transfer or other transaction made on such Issued Shares and to recognize in that case any right to third parties in or against the Issuer. For purposes of this clause 3.7, [(A)] the “Transfer” of any Issued Share shall mean the transfer of either or both of the legal and beneficial ownership in such Issued Share, and/or the grant of an option or right to acquire either or both of the legal and beneficial ownership in such

(1)	Bracketed language in this Section 3.6 shall only be included in the Contribution and Exchange Agreements of certain Company Preferred Shareholders.
(2)	Bracketed language in this Section 3.7 shall only be included in the Contribution and Exchange Agreements of certain Company Preferred Shareholders.

Issued Share, and shall include: (i) any direction (by way of renunciation or otherwise) by a person entitled to an allotment or issue of any Issued Share, that such Issued Share be allotted or issued to some other person; (ii) any sale or other disposition of any legal or equitable interest in a Issued Share (including any attached voting right) and whether or not by the registered holder thereof and whether or not for consideration or otherwise and whether or not effected by an instrument in writing; (iii) any grant or creation of a Lien (as defined in the BCA) over any Issued Share; and (iv) any agreement, whether or not subject to any conditions, to do any of the foregoing [and (B) “Affiliate” shall mean each other person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Contributor; with “control” (including with correlative meanings, “controlled by” and “under common control with”) meaning possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or by contract or other agreement)].

4	Power of attorney and commitments

4.1

Until completion of the Ordinary Shares Exchange, the Contributor hereby commits to vote its shares in the Issuer in the manner as directed by the Company for the purposes of implementing the BCA Transactions (as defined below).

4.2

The Contributor hereby irrevocably instructs, authorises and empowers any director of the Issuer or any manager of the Company, or any lawyer at Linklaters LLP, Luxembourg, each of them acting individually, with power of substitution, as the Contributor’s true and lawful agent and attorney-in-fact to, provided that, in any case and for the avoidance of doubt, not in a way that would reasonably be expected to materially adversely negatively impact the rights of the Contributor:

4.2.1

register, in their name and on their behalf, the transfer of the Contribution in the share register of the Company and the issuance of the Issued Shares in the share register of the Issuer, and perform any and all publication or registration formalities that may be necessary in relation with the afore Contribution and Issuance of the Issued Shares;

4.2.2

take all actions and do such things on behalf and in the name of the Contributor that are necessary or desirable for the Contributor to take or to do in order for the Preferred Shares Exchange, the Ordinary Shares Exchange, the Holdco Ordinary Shares Merger Issuance (as defined under the BCA), the Merger (as defined under the BCA), the restatement of the articles of association of the Company, the restatement of the articles of association of the Issuer, and any other transaction contemplated under the BCA (the “BCA Transactions”);

4.2.3

represent the Contributor at any meeting or any adjourned meeting of the general meeting of shareholders of the Company or the Issuer convened for the purpose of implementing any of the BCA Transactions, waive any convening formalities, vote in the name and on behalf of the Contributor on any resolution submitted to said meeting, sign any documents, shareholder proxy, written consent or resolutions, delegate under his own responsibility the present proxy to another representative and, in general, do whatever seems appropriate or useful, provided that the Contributor shall, to the extent practicable, be informed reasonably in advance (including via email) of such meetings or resolutions to be taken; and

4.2.4

agree or amend the form, terms and conditions of, to certify any and all documents as certified true copies and to make, sign, execute and do, and all such deeds, instruments, share registers, agreements, applications, forms, declarations, confirmations, notices, acknowledgements, letters, certificates, minutes, powers-of-attorney, general assignments, and any other documents relating to and required or desirable to implement the BCA Transactions promising ratification provided that the Contributor shall, to the extent practicable, be informed reasonably in advance (including via email) and provided with such documents.

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4.3

The Contributor hereby commits to provide the Issuer and/or Company, immediately upon request from the Issuer and/or Company, as applicable, all documents and information which are reasonably required for the purpose of complying with applicable anti-money laundering laws and regulations (including without limitation the Luxembourg law of 12 November 2004 on the fight against money laundering and the financing of terrorism as amended) in the context of the implementation of the BCA Transactions or that would be required from a notary residing in Luxembourg for the same purposes.

4.4

The Issuer hereby commits to, upon implementation of the Contribution and issuance of the Issued Shares pursuant to clause 3 above and until completion of the Merger (as defined under the BCA), exercise the current rights (including the voting rights) of the Contributor under the SHA and the Supplemental SHA for the benefit of the Contributor and in accordance with the instructions of the Contributor.

5	Notices

All notices, requests, permissions, waivers and other communications hereunder shall be in writing in the English language and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of a company, the signature shall be by an officer thereof) and delivered by hand, or deposited in the mail (registered, return receipt requested), properly addressed and postage prepaid or by facsimile (provided the same is confirmed by mail, as above sent within one (1) day of dispatch) to the registered office of the other Party.

6	Entire Agreement – Amendments

This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein, supersedes and cancels all prior agreements with respect hereto and may be amended only by a written instrument executed by the parties or their respective successors or assigns. The section and clause headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

7	Invalidity

If any of the provisions of this Agreement is held invalid or unenforceable, and unless the invalidity or unenforceability thereof does substantial violence to the underlying intent and sense of the remainder of this Agreement, such invalidity or unenforceability shall not affect in any way the validity or enforceability of any other provisions of this Agreement except the invalidated or unenforceable provision. In the event any provision is held invalid or unenforceable, the Parties shall attempt to agree on a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in the light of the content of this Agreement and, on so agreeing, shall incorporate such substitute provision in this Agreement.

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8	Counterparts and Signatures

This Agreement may be executed in one or more counterparts. A set of counterparts, containing the signatures of all the Parties hereto, shall between them constitute one single agreement.

Each Party shall receive and keep a copy of the original in due evidence of this Agreement, the original being kept with the Issuer.

9	Governing Law and Jurisdiction

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with Luxembourg law.

The Parties irrevocably agree that the courts of Luxembourg City (Grand Duchy of Luxembourg) have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement.

[Signature pages follows]

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IN WITNESS whereof this Agreement has been entered into the day and year first above written.

[signature page follows]

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SIGNATURE PAGE

Arrival Group

By:
Title:	Authorised signatory

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[ ]

By
Name:
Title:	Authorised signatory

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The Company declares for the purpose of article 710-13 of the Luxembourg law of 10 August 1915 on commercial companies, as amended, to duly acknowledge and accept the aforementioned Contribution of the Contributed Shares and authorises any manager of the Company or any lawyer at Linklaters LLP, Luxembourg, each acting individually with power of substitution, to register, in its name and on behalf of the Company, the transfer of the Contributed Shares in the shareholders’ register of the Company and perform any and all publication or registration formalities that may be necessary in relation with the aforementioned Contribution of the Contributed Shares.

Arrival S.à r.l.

By
Name:
Title: Authorised signatory

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Schedule 1 – Contributed Shares

Contributor	Contributed Shares
[ ]	[ ] preferred A convertible preference shares in Arrival S.à r.l.

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Schedule 2 – Business Combination Agreement

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Schedule 3 – Issued Shares

Contributor	Issued Shares	Share premium
[ ]	[ ] Ordinary Shares	EUR [ ]

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